Exhibit 99.1

Biostar Pharmaceuticals, Inc. to Present at
the Rodman & Renshaw Annual Global Investment Conference
on September 13 at 12:30 pm ET

XIANYANG, China, Sep. 7 - Biostar Pharmaceuticals, Inc. (Nasdaq:BSPM) ("Biostar" or "the Company"), Xianyang-based manufacturer of a leading over-the-counter Hepatitis B medicine, Xin Aoxing Oleanolic Acid Capsules ("Xin Aoxing Capsules"), and a variety of pharmaceutical products, today announced that it will present at the Rodman & Renshaw Annual Global Investment Conference, to be held September 12-15, 2010, at the New York Palace Hotel in New York City.

Deyin Chen, Chief Financial Officer, will present on behalf of the Company on Monday, September 13, 2010, at 12:30 pm ET. The Company’s management will also participate in one-on-one meetings with analysts and investors. The presentation will be webcast live and a replay will be archived on the company's investor relations web site at www.biostarpharmaceuticals.com.

About Biostar Pharmaceuticals, Inc.

Biostar Pharmaceuticals, Inc., through its wholly-owned subsidiary and controlled affiliate in China, develops, manufactures and markets pharmaceutical and health supplement products for a variety of diseases and conditions. The Company's most popular product is its Xin Ao Xing Oleanolic Acid Capsule, an over-the-counter ("OTC") medicine for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. In addition to its hepatitis product, Biostar currently manufactures two broad-based OTC products, two prescription-based pharmaceuticals, one medical device and five health supplements.

For further information, contact:

Bill Chen (Deyin), CFO
Tel:   +86-138-161-00700
Email: bchen65@gmail.com

Ted Haberfield
HC International, Inc.
Tel:   US +1-760-755-2716
Email: thaberfield@hcinternational.net
Web:   http://www.hcinternational.net